                                                            REGISTRATION NO. 33-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              450 5TH STREET N.W.
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                                   PFIZER INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                           13-5315170

 (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                              235 EAST 42ND STREET
                         NEW YORK, NEW YORK 10017-5755
                    (Address of Principal Executive Offices)
                               -------------------

                  PFIZER SEIYAKU EMPLOYEE STOCK OWNERSHIP PLAN
                            (Full title of the Plan)

                           TERENCE J. GALLAGHER, ESQ.
                                  PFIZER INC.
                              235 EAST 42ND STREET
                         NEW YORK, NEW YORK 10017-5755
                    (Name and address of agent for service)

                                 (212) 573-2323
         (Telephone number, including area code, of agent for service)
                               -------------------

                        CALCULATION OF REGISTRATION FEE

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==========================================================================================================
                                                                              PROPOSED
                                                             PROPOSED          MAXIMUM
                                             AMOUNT          MAXIMUM          AGGREGATE        AMOUNT OF
                                             TO BE        OFFERING PRICE      OFFERING       REGISTRATION
  TITLE OF SECURITIES TO BE REGISTERED     REGISTERED      PER SHARE(1)       PRICE(1)            FEE
- ----------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value   . . .     200,000 shs.        $ 61.56         $12,312,000.00   $ 4,245.68
==========================================================================================================
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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of
    Pfizer Inc. Common Stock for New York Stock Exchange Composite Transactions
    on May 16, 1994, as reported in The Wall Street Journal.

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
                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference

The Annual Report of Pfizer Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 1993, all other reports filed by the Company since the end of 1993 pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 and the description of the Company's common stock ("Common Stock") contained in the Pfizer Inc. Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description, are incorporated herein by reference. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4. Description of Securities

         Not applicable.

Item 5. Interests of Named Experts and Counsel

         Experts: Not applicable.

         Counsel: The validity of the securities offered hereby has been passed upon by Terence J. Gallagher, Esq., Vice President, Corporate Governance and Assistant Secretary for the Company. Mr. Gallagher also beneficially owns certain securities of the Company, including Common Stock and options to purchase Common Stock granted under the Pfizer Inc. Stock and Incentive Plan.

Item 6. Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of Delaware permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization or enterprise at the request of the corporation, against all liability and expenses (including, but not limited to, attorneys' fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, in which he/she may be involved by reason of the fact that he/she serves or is serving in these capacities, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his/her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct in the performance of his or her duty to the corporation, except for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom.

         Pursuant to Article V, Section 1 of its By-Laws, the Registrant shall indemnify directors and officers to the fullest extent permitted by applicable law as it presently exists or may hereinafter be amended. The Company is insured against actions taken pursuant to its By-Laws and the directors and officers are insured directly at the Company's expense against such liabilities for which indemnification is not made. The Company has entered into agreements with its directors and certain of its officers requiring the Company to indemnify such persons to the fullest extent permitted by the Company's By-Laws.

Item 7.  Exemption from Registration Claimed

         Not Applicable

Item 8.  Exhibits

Exhibit

 4       Pfizer Seiyaku Employee Stock Ownership Plan.
 5       Opinion of Counsel re legality.
 15      Accountants' Acknowledgement.
 23(a)   Consent of Counsel is included in Exhibit 5.
 23(b)   Consent of KPMG Peat Marwick, independent certified public accountants.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 28th day of April, 1994.

                           Pfizer Inc.
                           (Registrant)



                         By:     /s/ WILLIAM C. STEERE, JR.
                                 -------------------------------------
                                  WILLIAM C. STEERE, JR., CHAIRMAN OF THE BOARD,
                                          CHIEF EXECUTIVE OFFICER
                                          (PRINCIPAL EXECUTIVE OFFICER)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                          TITLE                            DATE
               ----------                                          -----                            ----
       /s/ WILLIAM C. STEERE, JR.
- --------------------------------------------               Chairman of the Board, Chief            April 28, 1994
         William C. Steere, Jr.                            Executive Officer, Director
                                                            (Principal Executive Officer)
       /s/ HENRY A. MCKINNELL, JR.
- ------------------------------------------                 Executive Vice President                April 28, 1994
         Henry A. McKinnell, Jr.                            (Principal Financial Officer)

       /s/ HERBERT V. RYAN
- ------------------------------------------                 Corporate Controller                    April 28, 1994
             Herbert V. Ryan                                (Principal Accounting Officer)


       /s/ EDWARD C. BESSEY
- -----------------------------------------                  Director                                April 28, 1994
            Edward C. Bessey

       /s/ M. ANTHONY BURNS
- ------------------------------------------                 Director                                April 28, 1994
            M. Anthony Burns

       /s/ WILLIAM J. CROWE, JR.
- ------------------------------------------                 Director                                April 28, 1994
          William J. Crowe, Jr.

       /s/ GRACE J. FIPPINGER
- ------------------------------------------                 Director                                April 28, 1994
           Grace J. Fippinger

       /s/ CONSTANCE J. HORNER
- ------------------------------------------                 Director                                April 28, 1994
           Constance J. Horner

               SIGNATURES                                    TITLE                                     DATE
               ----------                                    -----                                     ----
          /s/ STANLEY O. IKENBERRY                         Director                                April 28, 1994
- ------------------------------------------
          Stanley O. Ikenberry




          /s/ THOMAS G. LABRECQUE                          Director                                April 28, 1994
- ------------------------------------------
           Thomas G. Labrecque




          /s/ JAMES T. LYNN                                Director                                April 28, 1994
- ------------------------------------------
              James T. Lynn




          /s/ PAUL A. MARKS                                Director                                April 28, 1994
- ------------------------------------------
              Paul A. Marks




          /s/ JOHN R. OPEL                                 Director                                April 28, 1994
- ------------------------------------------
              John R. Opel




          /s/ EDMUND T. PRATT, JR.                         Director                                April 28, 1994
- ------------------------------------------
          Edmund T. Pratt, Jr.




          /s/ FRANKLIN D. RAINES                           Director                                April 28, 1994
- ------------------------------------------
           Franklin D. Raines




          /s/ FELIX G. ROHATYN                             Director                                April 28, 1994
- ------------------------------------------
            Felix G. Rohatyn




          /s/ JEAN-PAUL VALLES                             Director                                April 28, 1994
- ------------------------------------------
            Jean-Paul Valles

                                         Exhibit Index


Exhibit
- -------
4       Pfizer Seiyaku Employee Stock Ownership Plan

5       Opinion of Counsel re legality

15      Accountants' Acknowledgement

23(a)   Consent of Counsel is included within Exhibit 5

23(b)   Consent of KPMG Peat Marwick, independent certified public accountants

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